ex14.kpmgconsent

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 26, 2015 with respect to the financial statements of JNL/BlackRock Commodity Securities Strategy Fund, a series of JNL Series Trust as of December 31, 2014,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
June 3, 2015
Chicago, Illinois

ex14.kpmgconsent

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Jackson Variable Series Trust:

We consent to the use of our report dated February 26, 2015 with respect to the financial statements of JNL/Franklin Templeton Natural Resources Fund (f/k/a Curian/Franklin Templeton Natural Resources Fund), a series of Jackson Variable Series Trust (f/k/a Curian Variable Series Trust) as of December 31, 2014,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
June 3, 2015
Chicago, Illinois